PHILLIPS-VAN HEUSEN CORPORATION




               ___________________________________

                   SECOND AMENDMENT AGREEMENT
                    Dated as of July 15, 1997


                               to


                         NOTE AGREEMENTS
                   Dated as of October 1, 1992


         Re: $55,000,000 7.85% Series A Senior Notes
                      Due November 1, 2002
                               and
             $8,000,000 7.02% Series B Senior Notes
                      Due November 1, 1999
                               and
             $6,000,000 7.75% Series C Senior Notes
                      Due November 1, 2002

                 PHILLIPS-VAN HEUSEN CORPORATION
             1290 Avenue of the Americas-11th Floor
                    New York, New York  10104

                   SECOND AMENDMENT AGREEMENT
                               TO
                         NOTE AGREEMENTS
                   DATED AS OF OCTOBER 1, 1992

   Re:      $55,000,000 7.85% Series A Senior Notes
                      Due November 1, 2002
                               and
             $8,000,000 7.02% Series B Senior Notes
                      Due November 1, 1999
                               and
             $6,000,000 7.75% Series C Senior Notes
                      Due November 1, 2002
                                                     Dated as of
                                                     July 15, 1997

To the Holders as
  defined hereinbelow

Ladies and Gentlemen:

     Reference is made to the separate Note Agreements each dated as of October 1, 1992 (the "Outstanding Note Agreements") between Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), and each of the Purchasers named on Schedule I thereto (the "Purchasers") as amended pursuant to that certain First Amendment Agreement dated as of June 24, 1996, pursuant to which the Company issued and sold (i) $55,000,000 original aggregate principal amount of its 7.85% Series A Senior Notes due November 1, 2002 (the "Series A Notes"), (ii) $8,000,000 original aggregate principal amount of its 7.02% Series B Senior Notes due November 1, 1999 (the "Series B Notes") and (iii) $6,000,000 original aggregate principal amount of its 7.75% Series C Senior Notes due November 1, 2002 (the "Series C Notes"). The Purchasers or transferees of such Purchasers are hereinafter collectively referred to as the "Holders." The Series A Notes, Series B Notes and Series C Notes are hereinafter collectively referred to as the "Outstanding Notes."

     The Company and the Holders now desire to amend the Outstanding Note Agreements in the respects, but only in the respects, hereinafter set forth.

     Now, therefore, the Company and the Holders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.   AMENDMENTS TO THE OUTSTANDING NOTE AGREEMENTS.

   Section 1.1. Section 8.1 of the Outstanding Note Agreements shall be and is hereby amended as follows:

          The definition of "Net Income Available for Interest
Charges" is hereby amended to read in its entirety as follows:

          "Net Income Available for Interest Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income for such period), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, (iii) the one-time restructuring reserve of $55,000,000 taken in the second quarter of the fiscal year ended February 1, 1998 and (iv) Interest Charges of the Company and its Restricted Subsidiaries during such period.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

   Section 2.1. To induce the Holders to execute and deliver this Second Amendment Agreement (which representations shall survive the execution and delivery of this Second Amendment Agreement), the Company represents and warrants to the Holders, as true and correct as of the date of execution and delivery of this Second Amendment Agreement, that

         (a) the Company and each Restricted Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;

         (b) this Second Amendment Agreement has been duly authorized, executed and delivered by it and this Second Amendment Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms;

        (c) each of the Outstanding Note Agreements and the Outstanding Notes, as amended by this Second Amendment Agreement, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms;

         (d) the execution, delivery and performance by the Company of this Second Amendment Agreement (i) has been duly


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
authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate or cause a default under (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
(iii)(A)(3) of this Sec. 2.1(d);

         (e) as of the date hereof after giving effect to this Second Amendment Agreement, no Default or Event of Default has occurred which is continuing; and

         (f) no consents or approvals are necessary from any other holder of any Indebtedness of the Company to give effect to this Second Amendment Agreement.

SECTION 3.   CONDITIONS PRECEDENT.

   Section 3.1. This Second Amendment Agreement shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

         (a)   executed counterparts of this Second Amendment
Agreement, duly executed by the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Outstanding
Notes, shall have been delivered to the Holders;

         (b) the representations and warranties of the Company set forth in Sec. 2 hereof are true and correct as of the date of execution and delivery of this Second Amendment Agreement; and

         (c) the Company shall have paid the reasonable fees and expenses of Chapman and Cutler, counsel to the Holders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment Agreement as required by Sec.
9.4 of the Outstanding Note Agreements.

Upon receipt of all of the foregoing, this Second Amendment
Agreement shall become effective.

SECTION 4.   MISCELLANEOUS.

   Section 4.1. This Second Amendment Agreement shall be construed in connection with and as part of each of the Outstanding Note Agreements, and all terms, conditions and covenants contained in each of the Outstanding Note Agreements shall be and remain in full force and effect.
                               -3-

   Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment Agreement may refer to the Outstanding Note Agreements without making specific reference to this Second Amendment Agreement but nevertheless all such references shall include this Second Amendment Agreement unless the context otherwise requires.

   Section 4.3. The descriptive headings of the various Sections or parts of this Second Amendment Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

   Section 4.4. This Second Amendment Agreement shall be governed by and construed in accordance with New York law.

   Section 4.5. This Second Amendment Agreement shall be binding upon the Company, the Holders and their respective successors and assigns.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment Agreement to each of the Outstanding Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                 PHILLIPS-VAN HEUSEN CORPORATION



                                     By
                                       Its

     The execution by each of the following Holders shall constitute its acceptance of the Second Amendment Agreement and its confirmation that it holds the Outstanding Notes set opposite its name as of the date of its execution and delivery hereof.


Accepted as of July 15, 1997:
                                              OUTSTANDING NOTES

THE EQUITABLE LIFE ASSURANCE SOCIETY  $8,571,428.57 Series A Notes
  OF THE UNITED STATES                $6,857,142.86 Series A Notes
                                      $6,000,000 Series B Notes
                                      $6,000,000 Series C Notes


By________________________________
  Its



UNUM LIFE INSURANCE COMPANY OF        $17,142,857.15 Series A Notes
  AMERICA



By________________________________
  Its


NATIONWIDE LIFE INSURANCE             $6,857,142.86 Series A Notes
   COMPANY



By________________________________
  Its

EMPLOYERS LIFE INSURANCE COMPANY       $1,714,285.71 Series A Notes
  OF WAUSAU



By________________________________
  Its


LUTHERAN BROTHERHOOD                    $6,000,000 Series A Notes




By________________________________
  Its



































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